UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 26, 2012

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, in November 2011, Skinny Nutritional Corp. (the “Company”) commenced a private offering (the “Unit Offering”) pursuant to which it is offering an aggregate amount of $2,500,000 of units of the Company’s securities (the “Units”) on a “best efforts” basis. Each Unit consists of one (1) Convertible Senior Subordinated Secured Note in the principal amount of $25,000 (the “Convertible Note”) and one (1) Series A Common Stock Purchase Warrant (the “Series A Warrant”).

As of January 26, 2012, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with two accredited investors, pursuant to which the Company sold and issued to the investors Convertible Notes in the aggregate principal amount of $100,000 and Series A Warrants to purchase an aggregate of 3,333,333 shares of Common Stock in the third closing of the Unit Offering. The aggregate principal amount of the Convertible Notes issued in the third closing is initially convertible into 3,333,333 shares of common stock.  The purchase price for the securities sold at the third closing was paid in cash to the Company at the third closing.

The Convertible Notes are convertible into either (i) shares of the Company’s Common Stock (the “Conversion Shares”) at the initial conversion rate of $0.03 or (ii) the securities (the “Conversion Securities”) sold by the Company in the next financing conducted by the Company (the “Next Financing”) at a conversion rate equal to a 20% discount to the price at which the securities in the Next Financing are sold. In the event that the gross proceeds realized by the Company in the Next Financing are at least $5,000,000, then each holder of a Convertible Note shall be required to convert such Convertible Note into the Conversion Securities issued in the Next Financing. The conversion rate is subject to adjustment as described in the Convertible Notes, including adjustment on a “weighted-average” basis in the event that the Company issued additional shares of Common Stock or other equity securities at a purchase price below the initial conversion rate. The principal amount of the Convertible Notes shall bear interest at the rate of 10% per annum and shall have an initial maturity date of twelve (12) months. The Company shall have the right to extend the maturity date for an additional twelve (12) month period provided it issues the purchasers additional Series A Warrants. The Convertible Notes are secured obligations of the Company and will be secured by a lien on the Company’s assets, which lien will be subordinated to the senior indebtedness of the Company, in accordance with the terms of a security agreement entered into between the Company and the investors.

The Series A Warrants shall permit the holders to purchase shares of the Company’s Common Stock at an initial per share exercise price of $0.05 for a period of five years. The exercise price shall be subject to adjustment in the event that the Company issues additional common stock purchase warrants in the Next Financing and such warrants have an exercise price less than the exercise price of the Series A Warrants. Each purchaser shall be issued a Series A Warrant to purchase such number of Warrant Shares as is equal to 100% of the number of Conversion Shares which may be issued upon conversion of the Convertible Note purchased by such purchaser, at the initial conversion rate of such Convertible Note.

In consideration for services rendered as the placement agent in the Unit Offering, the Company agreed to pay to the placement agent cash commissions equal to $8,000, or 8.0% of the gross proceeds received in the initial closing of the Unit Offering, and agreed to issue five-year warrants to purchase an aggregate of 333,333 shares of the Company’s common stock at an exercise price of $0.05 per share (the “Agent Warrants”).

Net proceeds from the sale of the securities in the second closing, after payment of offering expenses and commissions, are approximately $92,000. The Company intends to use the proceeds from the Offering for working capital and general corporate purposes. The securities being offered have not been registered under the Securities Act or any state securities laws and will be offered in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act or any state Regulation D, promulgated thereunder. Such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Convertible Notes, Series A Warrants and Agent Warrants (and the issuance of shares of the Company’s common stock upon exercise or conversion thereof) have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. The disclosure is being issued pursuant to and in accordance with Rule 135c promulgated under the Securities Act of 1933.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Michael Salaman
Name: Michael Salaman
Title: Chief Executive Officer
Date: February 1, 2012

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